Exhibit 21.1
Subsidiaries of AgileThought, Inc.

Legal Name	Jurisdiction of Incorporation
AN Global LLC	Delaware
IT Global Holding LLC	Delaware
4th Source Holding Corp	Delaware
4th Source LLC	Delaware
4th Source Mexico LLC	Delaware
AN USA	California
Entrepids Technology Inc.	Delaware
QMX Investment Holdings USA, Inc.	Delaware
AGS Alpama Global Services USA, LLC	Delaware
AgileThought LLC	Florida
Cuarto Origen, S de R.L. de C.V.	Mexico
Faktos Inc, S.A.P.I. de C.V.	Mexico
Facultas Analytics, S.A.P.I. de C.V.	Mexico
AgileThought Digital Solutions, S.A.P.I. de C.V.	Mexico
AgileThought Servicios México, S.A. de C.V.	Mexico
AgileThought Servicios Administrativos, S.A. de C.V.	Mexico
AGS Alpama Global Services México, S.A. de C.V.	Mexico
AN Evolution, S. de R.L. de C.V.	Mexico
Entrepids México, S.A. de C.V.	Mexico
AN UX, S.A. de C.V.	Mexico
AN Extend, S.A. de C.V.	Mexico
AN Data Intelligence, S.A. de C.V.	Mexico
Anzen Soluciones, S.A. de C.V.	Mexico
AgileThought México, S.A. de C.V.	Mexico
AgileThought Argentina	Argentina
AgileThought Brasil Servicos de Consultoria Em Software LTDA	Brazil
AgileThought Brasil-Consultoria Em Tecnologia LTDA	Brazil
AgileThought Costa Rica, S.A.	Costa Rica
Tarnow Investment, S.L.	Spain